OTG Latin America Fund 485BPOS

Exhibit 99.(i)(25)

JOHN H. LIVELY, Managing Partner

john.lively@practus.com

11300 Tomahawk Creek Pkwy., Suite 310

Leawood, KS 66211

(913) 660-0778

July 29, 2024

World Funds Trust

8730 Stony Point Parkway, Suite 205

Richmond, VA 23235

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the OTG Latin America Fund, a series portfolio of the World Funds Trust (the “Trust”), which is included in Post-Effective Amendment No. 470 to the Trust’s Registration Statement under the Securities Act of 1933, as amended (No. 333-148723), and Amendment No. 471 to the Trust’s Registration Statement under the Investment Company Act of 1940, as amended (No. 811-22172), on Form N-1A.

If you have any questions concerning the foregoing, please contact the undersigned at (913) 660-0778 or John.Lively@practus.com.

Regards,

/s/ John H. Lively

On behalf of Practus, LLP